EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of KBR, Inc. (“the Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-K of the Company for the period ended December 31, 2010, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Utt
William P. Utt Chief Executive Officer

Date: February 23, 2011